EXHIBIT 4.2

Trust Indenture

POLY-PACIFIC INTERNATIONAL INC.

TRUST INDENTURE WITH

COMPUTER SHARE TRUST COMPANY OF CANADA

THIS INDENTURE made as of the 15th day of June, 2003.

BETWEEN:

POLY-PACIFIC INTERNATIONAL INC., a corporation incorporated under the laws of the Province of Alberta and having its registered office in the City of Edmonton, in the Province of Alberta (hereinafter referred to as the “Corporation”)
OF THE FIRST PART

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the laws of the Province of Alberta and having an office in the City of Calgary, in the Province of Alberta (hereinafter referred to as the “Trustee”)

OF THE SECOND PART

TRUST INDENTURE

WITNESSETH THAT:

WHEREAS the Corporation wishes to raise money for its corporate purposes and with a view to so doing wishes to create and issue the Debenture, the issuance of which is provided for by this indenture;

AND WHEREAS all necessary by-laws and resolutions of the directors and shareholders of the Corporation have been duly enacted, passed or confirmed and other proceedings taken and conditions complied with to make the creation and issue of the Debenture proposed to be issued hereunder and this indenture and the execution thereof legal, valid and binding on the Corporation in accordance with the laws relating to the Corporation;

AND WHEREAS the Corporation, under the laws relating thereto, is duly authorized to create and issue the Debenture to be issued as herein provided;

AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Corporation and not by the Trustee;

WITNESSETH THEREFORE THAT:

SECTION 1 - INTERPRETATION

Definitions

1.1      In this indenture and in the Debenture, unless there is something in the subject matter or context inconsistent therewith, the expressions following shall have the following meanings, namely:

1.1.1	“this indenture”, “this trust indenture”, “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions refer to this indenture and not to any particular Section, Section, subsection, clause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto;

1.1.2	“Audited Financial Statements” means the financial statements of the Corporation for any relevant fiscal year end as reported upon by the Corporation’s Auditors;

1.1.3	“Business Day” or “business day” means any day except:

1.1.3.1	Saturday or Sunday;

1.1.3.2	a day which is a legal or statutory holiday in the Province of Alberta; or

1.1.3.3	a day on which banking institutions are not carrying on business in the Province of Alberta;

1.1.4    “Closing Date” means June 15, 2003 or such later date or dates as the Corporation may decide;

1.1.5   “Common Shares” means the Common Shares in the capital of the Corporation, as such shares exist at the close of business on the date of the execution and delivery of this indenture; provided that in the event of a subdivision, redivision, reduction, combination or consolidation thereof, then “Common Shares” shall thereafter mean the shares resulting from such subdivision, redivision, reduction, combination or consolidation;

1.1.6   “Conversion Price” means, as the case may, $0.15 per Common Share during the eighteen (18) month period following the Closing Date or such other dollar amount for which Common Shares may be issued from time to time upon the conversion of Debenture in accordance with the provisions of Section 5;

2.

1.1.7   “Corporation” means the party of the First Part hereunder and includes any successor corporation to or of the Corporation which shall have complied with the provisions of Section 10;

1.1.8   “Corporation’s Auditors” or “Auditors of the Corporation” means an independent firm of chartered accountants duly appointed as auditors of the Corporation;

1.1.9   “Counsel” means a barrister or solicitor or firm of barristers and/or solicitors retained or employed by the Trustee or retained or employed by the Corporation and acceptable to the Trustee;

1.1.10   “Date of Conversion” has the meaning ascribed thereto in Subsection 4.3 hereof;

1.1.11   “Debentures” means the debentures of the Corporation issued or to be issued hereunder and for the time being outstanding;

1.1.12   “Debentureholders” or “holders” means the several persons for the time being entered in the registers hereinafter mentioned as holders of Debentures;

1.1.13   “director” means a director of the Corporation for the time being and “directors” or “board of directors” means the board of directors of the Corporation or, if duly constituted and whenever duly empowered, the executive committee of the board of directors of the Corporation for the time being, and reference to action by the directors means action by the directors of the Corporation as a board or action by the said executive committee as such committee;

1.1.14   “Exchange” means TSX Venture Exchange or any successor exchange;

1.1.15   “extraordinary resolution” has the meaning ascribed thereto in Subsection 10.12;

1.1.16   “Event of Default” means any event specified in Subsection 7.1, continued for the period of time, if any, therein designated;

1.1.17   “Indebtedness” includes all items of indebtedness (other than liability for deferred taxes or for unfunded past service pension liabilities) which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date as of which Indebtedness is to be determined, but in any event including, without limitation:

3.

1.1.17.1	obligations secured by any mortgage, hypothec, pledge or lien on property owned, whether or not the obligations secured thereby shall have been assumed; and

1.1.17.2	guarantees, endorsements (other than endorsements for collection in the ordinary course of business) and any obligations to purchase or otherwise acquire, or make payments of principal or interest on, obligations of others;

1.1.18   “Officers’ Certificate” means a certificate signed by any one of the Chief Executive Officer, the President, and any Vice-President, together with the Secretary;

1.1.19   “person” means any individual, corporation, company, partnership, association or trust or unincorporated organization and pronouns have a similar extending meaning;

1.1.20   “Securities Laws” means the securities laws, rules, regulations and orders, as amended, from time to time which are applicable to the Corporation;

1.1.21   “Trustee” means Computershare Trust Company of Canada or its successor or successors for the time being as trustee hereunder;

1.1.22   “written direction of the Corporation” means an instrument in writing signed by any one of the Chief Executive Officer, the President, and any Vice-President, together with any one of the other such officers, and the Secretary.

Words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and corporations and vice versa.

4.

Meaning of “Outstanding”

1.2  Every Debenture certified and delivered by the Trustee hereunder shall be deemed to be outstanding until it shall be cancelled or delivered to the Trustee for cancellation or money for the payment or redemption thereof shall have been set aside provided that:

1.2.1   Debentures which have been partially redeemed, purchased or converted shall be deemed to be outstanding only to the extent of the unredeemed, unpurchased or unconverted part of the principal amount thereof;

1.2.2   when a new Debenture has been issued in substitution for a Debenture which has been lost, stolen or destroyed, only one of such Debentures shall be counted for the purpose of determining the aggregate principal amount outstanding pursuant to Debentures; and

1.2.3   for the purposes of any provision of this indenture entitling holders of outstanding Debentures to vote, sign consents, requisitions or other instruments or take any other action under this indenture, Debentures owned directly or indirectly, legally or equitably by the Corporation shall be disregarded except that:

1.2.3.1	for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, requisition or other instrument or action only the Debentures which the Trustee knows are so owned shall be so disregarded; and

1.2.3.2	Debentures so owned which have been pledged in good faith, other than to the Corporation shall not be so disregarded if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Debentures in his discretion free from the control of the Corporation.

Headings, Etc.

1.3  The division of this indenture into Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this indenture or of the Debentures.

5.

Applicable Law

1.4  This indenture and the Debentures shall be construed in accordance with the laws of the Province of Alberta and shall be treated in all respects as Alberta contracts.

Day Not a Business Day

1.5  In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

Currency

1.6  All reference to currency herein and in the Debentures shall be to lawful money of Canada, unless otherwise expressed.

SECTION 2 - THE DEBENTURES

Terms of the Debentures

2.1  The aggregate principal amount of Debentures authorized to be issued under this indenture shall consist of and be limited to a maximum of FIVE HUNDRED THOUSAND ($500,000.00) DOLLARS in lawful money of Canada.

The Debentures shall be designated as “10% Convertible Debentures”, shall be dated as of the date of issue and shall mature on the 15th day of December, 2003, and shall bear interest (subject to the provisions of Subsection 2.6) from the date of issue, at the rate of ten (10%) per cent per annum, payable after as well as before maturity and after as well as before default and after judgment, with interest on amounts in default at the same rate, payable semi-annually on June 15th and December 15th in each year commencing on December 15th, 2003.

The principal of the Debentures, and any interest thereon, shall be repayable in full on the 15th day of December, 2004.

The principal of the Debentures and interest thereon shall be payable in lawful money of Canada at Calgary, Alberta through the principal office of the Trustee.

6.

Form and Signature of Debentures

2.2  The Debentures shall be issued only as fully registered Debentures in a minimum denomination of ONE THOUSAND ($1,000.00) DOLLARS.

The Debentures and the certificate of the Trustee endorsed thereon shall be substantially in the form set forth in the Schedules hereto. The Debentures shall bear such distinguishing letters and numbers as the Trustee may approve.

The Debentures may be engraved, printed or lithographed, or partly in one form and partly in another, as the Corporation may determine.

The Debentures shall be under the seal of the Corporation (or a reproduction thereof which shall be deemed to be the seal of the Corporation) and shall be signed (either manually or by facsimile signature) by the President or the Secretary of the Corporation. A facsimile signature upon any of the Debentures shall for all purposes of this indenture be deemed to be the signature of the person whose signature it purports to be and to have been signed at the time such facsimile signature is reproduced and, notwithstanding that any person whose signature, either manual or in facsimile, may appear on the Debentures is not, at the date of this indenture or at the date of the Debentures or at the date of the certifying and delivery thereof, the President or Secretary, of the Corporation, as the case may be, any such Debentures shall be valid and binding upon the Corporation and the holder thereof shall be entitled to the benefits of this indenture.

Issue of Debentures

2.3  Debentures in the aggregate principal amount of up to FIVE HUNDRED THOUSAND ($500,000.00) DOLLARS in lawful money of Canada shall be executed by the Corporation and, forthwith after such execution, shall be delivered to the Trustee. Upon receipt by the Trustee of (a) an opinion of Counsel that all legal requirements in respect of the issue of the Debentures have been met and (b) a certificate of the Corporation stating that all conditions in this indenture for the issue, certification and delivery of the Debentures have been complied with, the Trustee will certify the Debentures and, upon the written order of the Corporation, will deliver the Debentures to or to the order of the Corporation without receiving any additional consideration therefore.

Certification

2.4  No Debenture shall be issued or, if issued, shall be obligatory or shall entitle the holder to the benefits of this indenture until it has been certified by or on behalf of the Trustee substantially in the form set out in the Schedule hereto or in some other form approved by the Trustee. Such certificate on any Debenture shall be conclusive evidence that such Debenture is duly issued and is a valid obligation of the Corporation. The certificate of the Trustee signed on the Debentures hereinafter mentioned shall not be construed as a representation or warranty by the Trustee as to the validity of the indenture or of the Debentures or as to the issuance of the Debentures and the Trustee shall in no respect be liable or answerable for the use made of the Debentures or any of them or the proceeds thereof. The certificate of the Trustee signed on the Debentures shall, however, be a representation and warranty by the Trustee that the Debentures have been duly certified by or on behalf of the Trustee pursuant to the provisions of this indenture.

7.

Debentures to Rank Pari Passu

2.5  The Debentures may be issued in such amounts, to such persons, on such terms not inconsistent with the provisions of this indenture, and either at par or at a discount or at a premium as the directors may determine. Each Debenture as soon as issued shall, subject to the terms hereof, be equally and proportionately entitled to the benefits hereof, as if all of the Debentures had been issued simultaneously.

Commencement of Interest

2.6  All Debentures issued hereunder, whether issued originally or in exchange for other Debentures, shall bear interest from their date of issue or from the last interest payment date on which interest shall have been paid or made available for payment on the outstanding Debentures, whichever shall be the later. Interest on each Debenture will cease to accrue from the maturity date of such Debenture unless upon due presentation thereof, payment of the principal is improperly withheld or refused.

Registration of Debentures

2.7  The Corporation shall, at all times while any Debentures are outstanding, cause to be kept by and at the principal office of the Trustee in the City of Calgary and in such other place or places and by the Trustee or by such other registrar or registrars, if any, as the Corporation with the approval of the Trustee may designate, a register in which shall be entered the names and addresses of the holders of Debentures and particulars of the Debentures held by them respectively and of all transfers of Debentures. Transfers of Debentures, if any, shall be conducted in accordance with all applicable Securities Laws, including any resale restrictions and no transfer shall be valid unless made by the holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, upon compliance with such requirements as the Trustee and/or other registrar may prescribe, unless approved by the directors of the Corporation and unless such transfer shall have been duly entered on the appropriate register and/or noted on such Debenture by the Trustee or other registrar.

The register referred to in this Section shall at all reasonable times be open for inspection by the Corporation, by the Trustee and by any Debentureholder.

8.

The holder of a Debenture may at any time and from time to time have such Debenture transferred at any of the places at which a register is kept pursuant to the provisions of this Section, in accordance with such reasonable regulations as the Trustee may prescribe and all applicable Securities Laws.

Neither the Corporation nor the Trustee nor any registrar shall be required:

2.7.1	to transfer or exchange any Debentures on any interest payment date or during a period of fifteen (15) business days immediately preceding any such date;

2.7.2	to transfer or exchange any Debentures on the day of any selection by the Trustee of any Debentures to be redeemed or purchased or during a period of fifteen (15) business days immediately preceding any such date or thereafter until after the mailing of any notice of redemption or purchase;

2.7.3	to transfer or exchange any Debenture selected or called for redemption in whole or in part unless upon due presentation thereof such Debenture or part thereof called for redemption shall not be redeemed; or

2.7.4	to transfer any Debentures which bear a legend to the effect that the Debentures are non-transferable and/or are subject to a hold period that has not yet expired.

The Trustee and/or any registrar for any of the Debentures and/or the Corporation shall not be charged with notice of or be bound to see to the execution of any trust, whether expressed, implied or constructive, in respect of any Debenture and may transfer any Debenture on the direction of the holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

Except in the case of the register required to be kept at the City of Calgary, the Corporation shall have the power at any time to close any register upon which the registration of any Debenture appears and in that event it shall transfer the records thereof to another existing register or to a new register and thereafter such Debentures shall be deemed to be registered on such existing or new register, as the case may be.

Every registrar shall, when requested so to do by the Corporation or the Trustee, furnish the Corporation or the Trustee, as the case may be, with a list of names and addresses of the holders of Debentures showing the principal amounts of such Debentures held by each holder.

9.

Persons Entitled to Payment

2.8          The person in whose name any Debenture shall be registered shall be deemed and regarded as the owner thereof for all purposes of this indenture and payment of or on account of the principal on such Debenture shall be made only to or upon the order in writing of such holder thereof and such payment shall be a good and sufficient discharge to the Trustee and any registrar and to the Corporation and any paying agent for the amounts so paid. As interest on Debentures accrues (except interest payable at maturity or on redemption which may be paid upon presentation and surrender of such Debentures for payment), the Corporation either directly through the Trustee or an agent of the Trustee, at least three days prior to each date on which interest on such Debentures becomes due, shall forward or cause to be forwarded by prepaid post, to the holder for the time being, at his address appearing on the register hereinbefore mentioned, or in the case of joint holders, to the one whose name appears first on such register, a cheque for such interest (less any tax required by law to be deducted) payable to the order of such holder or holders and negotiable at par at each of the places at which interest upon such Debentures is expressed to be payable. The forwarding of such cheque shall satisfy and discharge the liability for the interest on such Debentures to the extent of the sum or sums represented thereby (plus the amount of any tax deducted as aforesaid) unless such cheque be not paid on presentation; provided that in the event of the non-receipt of such cheque by the holder, or the loss or destruction thereof, the Corporation, upon being furnished with reasonable evidence of such non-receipt, loss or destruction and indemnity reasonably satisfactory to it, shall issue to such holder a replacement cheque.

The holder for the time being of any Debenture shall be entitled to the principal monies and interest evidenced by such Debenture, free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof, and all persons may act accordingly and a transferee of a Debenture shall, after an appropriate form of transfer is lodged with the Trustee or other registrar and upon compliance with all other conditions in that behalf required by this indenture or by any conditions contained in such Debenture or by law, including Securities Laws, be entitled to be entered on any of the appropriate registers as the owner of such Debenture free from all equities or rights of set-off or counterclaim between the Corporation and his transferor or any previous holder thereof, save in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

Delivery to the Corporation by a Debentureholder of a Debenture or the receipt of such holder for the principal monies and interest evidenced by such Debenture, respectively, shall be a good and sufficient discharge to the Corporation, which shall not be bound to enquire into the title of such holder, save as ordered by a court of competent jurisdiction or as required by statute. Neither the Corporation, the Trustee nor any registrar shall be bound to see to the execution of any trust affecting the ownership of any Debenture nor be affected by notice of any equity that may be subsisting in respect thereof.

10.

Where Debentures are registered in more than one name the principal monies and interest from time to time payable in respect thereof may be paid by cheque payable to the order of all such holders, failing written instruction from them to the contrary, and such payment shall be a valid discharge to the Trustee and any registrar and to the Corporation and any paying agent.

In the case of the death of one or more joint holders, the principal monies of and interest on any Debentures may be paid to the survivor or survivors of such registered holders whose receipt thereof shall constitute a valid discharge to the Trustee and any registrar and to the Corporation and any paying agent.

Mutilation, Loss, Theft or Destruction

2.9   In case any of the Debentures issued hereunder shall become mutilated or be lost, stolen or destroyed, the Corporation, in its discretion, may issue, and thereupon the Trustee shall certify and deliver, a new Debenture upon surrender or cancel-lation of the mutilated Debenture, or in the case of a lost, stolen or destroyed Debenture, in lieu of and in substitution for the same, and the substituted Debenture shall be in a form approved by the Trustee and shall be entitled to the benefits of this indenture equally with all other Debentures issued or to be issued hereunder without preference or priority one over another. In the case of loss, theft or destruction, the applicant for a substituted Debenture shall furnish to the Corporation and to the Trustee such evidence of such loss, theft or destruction as shall be satisfactory to them in their discretion and shall also furnish an indemnity satisfactory to them in their discretion. The applicant shall pay all reasonable expenses incidental to the issuance of any substituted Debenture.

Trustee Not Bound to Make Enquiries

2.10  The Trustee, prior to the certification and delivery of any Debentures under any of the provisions of this Section, shall not be bound to make any enquiry or investigation as to the correctness of the matters set out in any of the resolutions, opinions, certificates or other documents required by the provisions of this indenture, but shall be entitled to accept and to act upon the said resolutions, opinions, certificates and other documents. The Trustee may nevertheless, in its discretion, require further proof in cases where it deems further proof is desirable.

SECTION 3 - REDEMPTION AND CANCELLATION OF DEBENTURES

Redemption of Debentures

3.1   Subject to the provisions of Subsection 3.2, the Debentures shall be redeemable, without penalty or bonus, prior to maturity, in whole or in part at the option of the Corporation if the twenty (20) day average trading price of the Corporation's Common Shares on the Exchange is equal to or greater than 200% of the Conversion Price (in the manner hereinafter provided and in accordance with and subject to the provisions hereinafter set forth) at prices equal to the principal amount thereof to be redeemed, together with accrued and unpaid interest on the principal amount of the Debentures, or part thereof, so redeemed to the date fixed for redemption (the applicable price, including accrued and unpaid interest, at which Debentures may be redeemed being hereinafter referred to as the “redemption price”).

11.

Partial Redemption of Debentures

3.2   In case less than all the Debentures are to be redeemed, the Corporation shall in each such case, at least thirty (30) days before the date upon which the notice of redemption is to be given, notify the Trustee by written direction of the Corporation of its intention to redeem Debentures and of the aggregate principal amount of Debentures so to be redeemed. The Debentures so to be redeemed shall be selected by lot by the Trustee or on a pro-rata basis or in such other manner as the Trustee may deem equitable. For this purpose, the Trustee may make, and from time to time amend, regulations with regard to the manner in which such Debentures may be so selected and regulations so made shall be valid and binding upon all holders of Debentures notwithstanding the fact that, as a result thereof, one or more of such Debentures become subject to redemption in part only.

Debentures in denominations in excess of $1,000.00 may be selected and called for redemption in part only (such part being $1,000.00 on an integral multiple thereof) and unless the context otherwise requires, references to Debentures in this Section 3 shall be deemed to include any such part of the principal amount of Debentures which shall have been so selected and called for redemption. The holder of any Debenture called for redemption in part only, upon surrender of such Debenture for payment, shall be entitled to receive, without expense to such holder, one or more new Debentures for the unredeemed part of the Debenture so surrendered, and the Corporation shall execute and the Trustee shall certify and deliver, at the expense of the Corporation, such new Debenture or Debentures upon receipt from the paying agent of the Debenture so surrendered.

Notice of Redemption

3.3   Notice of intention to redeem any Debentures shall be given by or on behalf of the Corporation to the holders of the Debentures which are to be redeemed, not less than thirty (30) days prior to the date fixed for redemption, in the manner provided in Subsection 11.2. The notice of redemption shall, unless all of the Debentures then outstanding are to be redeemed and, in case a Debenture is to be redeemed in part only, shall specify that part of the principal amount thereof so to be redeemed, and shall specify the redemption date, the redemption price and place(s) of payment and shall state that all interest thereon shall cease from and after such redemption date. The holders of the Debentures shall be entitled to exercise the conversion right pursuant to Subsection 4.1 to the extent of the redemption monies.

12.

Debentures Due on Redemption Dates

3.4   Upon notice having been given as aforesaid, all the Debentures so called for redemption and which are not converted shall thereupon be and become due and payable at the redemption price, on the redemption date specified in such notice, in the same manner and with the same effect as if it were the date of maturity specified in such Debentures, anything therein or herein to the contrary notwithstanding, and from and after such redemption date, if the monies necessary to redeem such Debentures shall have been deposited as hereinafter provided and affidavits or other proof satisfactory to the Trustee as to the mailing of such notices shall have been lodged with it, such Debentures shall not be considered as outstanding hereunder and interest upon such Debentures shall cease to accrue after said date.

In case any question shall arise as to whether any notice has been given as above provided and any such deposit made, such question shall be decided by the Trustee whose decision shall be final and binding upon all interested parties.

Deposit of Redemption Monies

3.5   Upon Debentures having been called for redemption as hereinbefore provided, the Corporation shall deposit with the Trustee or any paying agent to the order of the Trustee, on or before the redemption date fixed in the notice of the redemption thereof, such sums as may be sufficient to pay the redemption price of the Debentures so to be redeemed, together with the estimated charges and expenses to be incurred in connection with such redemption. From the sums so deposited, the Trustee shall pay or cause to be paid to the holders of such Debentures so called for redemption, upon surrender of such Debentures, the principal and interest to which they are respectively entitled on redemption.

Failure to Surrender Debentures Called for Redemption

3.6   In case the holder of any such Debentures so called for redemption shall within thirty (30) days from the date fixed for redemption fail so to surrender any of his Debentures or shall not within such time accept payment of the redemption monies payable in respect thereof or give such receipt therefor, if any, as the Trustee may require, such redemption monies shall be set aside in trust for such holder, at such rate of interest as the depositary may allow, either in the deposit department of the Trustee or in a chartered bank in Canada and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the sum so set aside, and to that extent such Debentures shall thereafter not be considered as outstanding hereunder and the Debentureholder shall have no right except to receive payment out of the monies so paid and deposited upon surrender and delivery up of his Debenture or Debentures of the redemption price of such Debenture or Debentures, plus such interest thereof, if any, as the depositary may allow.

13.

Cancellation and Destruction of Debentures

3.7   All Debentures so redeemed under this Section and all Debentures purchased by the Corporation under this Section shall forthwith be delivered to the Trustee and shall be cancelled by it and no Debentures shall be issued in substitution therefor.

All matured Debentures of which the Corporation may be able to regain possession shall likewise be delivered to the Trustee and cancelled by it and no Debentures shall be issued in substitution therefor.

Surrender of Debentures for Cancellation

3.8   If the principal monies due upon any Debenture issued hereunder shall become payable by redemption or otherwise before the date of maturity thereof, the person presenting such Debenture for payment must surrender the same for cancellation, the Corporation nevertheless paying or causing to be paid the interest accrued and unpaid thereon (computed on a per diem basis if the date fixed for payment is not an interest due date).

SECTION 4  - CONVERSION OF DEBENTURES

Conversion Privilege and Conversion Price

4.1   Upon and subject to the provisions and conditions of this Section, the holder of each Debenture shall have the right, at his option, at any time prior to the close of business on the earlier of December 15th, 2004, or, if such Debenture be previously called for redemption, the business day immediately preceding the date fixed for redemption of such Debenture (such time and date in this Section being referred to as the “Time of Expiry”), to convert the whole or, in the case of a Debenture of a denomination in excess of One Thousand ($1,000.00) Dollars any part which is a minimum of One Thousand ($1,000.00) Dollars, of the principal amount of such Debenture plus accrued and unpaid interest thereon into Common Shares of the Corporation at the Conversion Price in effect on the Date of Conversion.

Such right of conversion shall extend only to the maximum number of whole Common Shares into which the aggregate principal amount of the Debenture or Debentures surrendered for conversion plus accrued and unpaid interest thereon at any one time by the holder thereof may be converted in accordance with the foregoing provisions of this Section. Fractional interests in Common Shares shall be adjusted for in the manner provided in Subsection 4.5.

The Conversion Price shall be subject to adjustment as provided for in Subsection 4.4 hereof.

14.

“Close of business” as used in this Section shall mean the normal closing hour of the office of the Trustee.

Revival of Right to Convert

4.2   If payment of the redemption price or the purchase price of any Debenture which has been called for redemption or tendered in acceptance of an offer by the Corporation to purchase Debentures for cancellation is not made, in the case of a redemption upon due surrender of such Debenture or in the case of a purchase on the date on which such purchase is required to be made, as the case may be, the right to convert such Debenture shall revive and continue as if such Debenture had not been called for redemption or tendered in acceptance of the Corporation’s offer, respectively.

Manner of Exercise of Right to Convert

4.3   The holder of a Debenture desiring to convert such Debenture in whole or in part into Common Shares shall prior to the Time of Expiry, surrender such Debenture to the Trustee at its principal office in the City of Calgary, together with the written notice, substantially in the form of the Schedule attached hereto (the “Conversion Notice”) or any other written notice in a form satisfactory to the Trustee, in either case duly executed by the holder or his executors, administrators, successors, other legal representatives or his or their attorney duly appointed by an instrument in writing and executed in a manner satisfactory to the Trustee, exercising his right to convert such Debenture in accordance with the provisions of this Section. Thereupon such Debentureholder shall be entitled to be entered in the books of the Corporation as at the Date of Conversion as the holder of the number of Common Shares into which such Debenture is convertible in accordance with the provisions of this Section and, as soon as practicable thereafter, the Corporation shall deliver to such Debentureholder a certificate or certificates for such Common Shares.

For the purposes of this Section 4, a Debenture shall be deemed to be surrendered for conversion on the date (herein called “Date of Conversion”) on which it is so surrendered in accordance with the provisions of this Section and, in the case of a Debenture so surrendered by post or other means of transmission, on the date on which it is received by the Trustee; provided that if a Debenture is surrendered for conversion on a day on which the register of Common Shares is closed, the person or persons entitled to receive Common Shares shall become the holder or holders of record of such Common Shares as at the date on which such registers are next reopened.

Any part, being a minimum of One Thousand ($1,000.00) Dollars, of a Debenture of a denomination in excess of One Thousand ($1,000.00) Dollars may be converted as provided in this Section and all references in this indenture to conversion of Debentures shall be deemed to include conversion of such portions.

15.

The holder of any Debenture of which part only is converted shall, upon the exercise of his right of conversion, surrender the said Debenture to the Trustee, and the Trustee shall cancel the same and shall without charge forthwith certify and deliver to the holder a new Debenture or Debentures in an aggregate principal amount equal to the unconverted part of the principal amount of the Debenture so surrendered.

Upon the surrender of a Debenture for conversion in accordance with this Section, the holder shall be entitled to receive accrued and unpaid interest in respect of the principal amount of the Debenture so converted up to the Date of Conversion of the Debenture and the Common Shares issued upon such conversion shall rank only in respect of dividends declared in favour of shareholders of record on and after the Date of Conversion or such later date as such holder shall become the holder of record of such Common Shares pursuant to this Subsection 4.3, from which applicable date they will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Common Shares.

Adjustment of Conversion Price

4.4   The Conversion Price in effect at any date shall be subject to adjustment from time to time as follows:

4.4.1	if and whenever at any time prior to the Time of Expiry, the Corporation shall (i) subdivide or redivide the outstanding Common Shares into a greater number of Common Shares, (ii) reduce, combine or consolidate the outstanding Common Shares into a lesser number of Common Shares, or (iii) issue Common Shares, or securities convertible into or exchangeable into Common Shares of the Corporation to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend other than a dividend paid in the ordinary course, the Conversion Price in effect on the effective date of such subdivision, redivision, reduction, combination or consolidation or on the record date for such issue of Common Shares by way of a stock dividend, as the case may be, shall in the case of events referred to in clauses (i) and (iii) above be decreased in proportion to the number of outstanding Common Shares resulting from such subdivision, redivision or dividend, (including, in the case where securities convertible into or exchangeable for Common Shares are issued, the number of Common Shares that would have been outstanding had such securities been converted into or exchanged for Common Shares on such effective date) or shall, in the case of events referred to in clause (ii) above, be increased in proportion to the number of outstanding Common Shares resulting from such reduction, combination or consolidation, in each such case so that upon a subsequent conversion of the principal amount of any Debenture in accordance with the terms hereof the holder shall receive the same number of Common Shares that it would have owned immediately following such event if it had converted such principal amount of the Debenture immediately prior to such event. The proportion shall be determined by multiplying the Conversion Price times a fraction the numerator of which shall be the total number of Common Shares outstanding immediately prior to the event referred to in clauses (i), (ii) and (iii) above and the denominator of which shall be the total number of Common Shares outstanding immediately after the date of such events. Such adjustment shall be made successively whenever any event referred to in this Subsection 4.4 shall occur. Any issue of Common Shares (or securities convertible into or exchangeable for Common Shares) by way of a stock dividend shall be deemed to have been made on the record date for the stock dividend for the purpose of calculating the number of outstanding Common Shares for the purposes of this Section; to the extent that any such securities convertible into or exchangeable for Common Shares are not converted into or exchanged for Common Shares prior to the expiration of a conversion or exchange right, the Conversion Price shall be readjusted effective as at the date of such expiration to the Conversion Price which would then be in effect based upon the number of Common Shares actually issued on the exercise of such conversion or exchange right;

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4.4.2	in the case of any reclassification of, or other change in, the outstanding Common Shares of the Corporation other than a subdivision, redivision, reduction, combination or consolidation, the Conversion Price shall be adjusted in such manner as the board of directors, with the approval of the Trustee, determines to be appropriate on a basis consistent with this Subsection 5.4;

4.4.3	in any case in which this Subsection 5.4 shall require that an adjustment shall become effective immediately after a record date for an event or until the time that particulars of any possible re-adjustment of the Conversion Price are determinable hereunder, the Corporation may defer, until the occurrence of such event or determination, issuing to the holder of any Debenture, in the case of a conversion of the principal amount of the Debenture (or a portion thereof) after such record date or effective date and before the occurrence of such event or time at which a possible readjustment of the Conversion Price is determinable, the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment or the final determination of any possible readjustment to the Conversion Price being made and the right to receive any distributions made on such additional Common Shares to which the Debentureholder is ultimately determined to be entitled to declared in favour of holders of record of Common Shares on and after the Date of Conversion or such later date as such holder would, but for the provision of this paragraph 4.4.3, have become the holder of record of such additional Common Shares;

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4.4.4	the adjustments provided for in this Subsection 5.4 are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment of the Conversion Price under the provisions of this Section. No adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one (1%) per cent in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this paragraph 4.4.4 are not required to be made shall be carried forward and taken into account in any subsequent adjustment;

4.4.5	in the event of any question arising with respect to the adjustments provided in this Subsection 5.4, such question shall be conclusively determined by a firm of chartered accountants appointed by the Corporation and acceptable to the Trustee (who may be the Auditors of the Corporation); such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation, the Trustee and the Debentureholders;

4.4.6	if and whenever at any time prior to the Time of Expiry reclassification of the Common Shares, reorganization, consolidation, merger, arrangement or amalgamation of the Corporation with or into any other body corporate, trust, partnership or other entity or person or a sale or conveyance whereby all or substantially all of the Corporation's undertaking and assets would become the property of any body corporate, trust, partnership or other entity or person, the holders of Debentures, if they have not exercised their right of conversion under Subsection 4.1 prior to the effective date of such reclassification, reorganization, consolidation, merger, arrangement, amalgamation or sale shall, upon any such conversion at any time thereafter, be entitled to receive and shall accept, in lieu of the number of Common Shares to which they were theretofore entitled upon conversion, the aggregate number of Common Shares or other securities or property of the Corporation or other body corporate, trust, partnership or other entity or person resulting from the reclassification, reorganization, consolidation, merger, arrangement or amalgamation or to which such sale may be made, as the case may be, that the holder would have been entitled to receive as a result of such reclassification, reorganization, consolidation, merger, arrangement, amalgamation or sale if, on the record date or effective date thereof, as the case may be, the holder had been the registered holder of the number of Common Shares to which it was theretofore entitled upon conversion.

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No Requirement to Issue Fractional Common Shares

4.5   The Corporation shall not be required to issue fractional Common Shares upon the conversion of Debentures pursuant to this Section 4. If any fractional interest in a Common Share would, except for the provisions of this Section, be deliverable upon the conversion of all or any principal amount of any Debenture, the Corporation shall, in lieu of delivering any certificate or certificates of such fractional interest, satisfy such fractional interest by paying to the holder an amount in lawful money of Canada equal (computed to the nearest cent) to the appropriate fraction of the value, being the last reported sale price or, if none, the mean between the closing bid and ask quotations on the Exchange or if the Common Shares are not then listed on the Exchange, on such stock exchange on which the Common Shares are listed as may be selected for such purpose by the directors or, if the Common Shares are not listed on any stock exchange, the current market price of a Common Share on the business day next preceding the Date of Conversion.

Corporation to Reserve Shares

4.6   The Corporation covenants with the Trustee that it will at all times reserve and keep available out of its authorized Common Shares, solely for the purpose of issue upon conversion of Debentures as in this Section provided, such number of Common Shares as shall then be issuable upon the full conversion of all outstanding Debentures. The Corporation covenants with the Trustee that all Common Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.

Cancellation of Converted Debentures

4.7   All Debentures converted in whole or in part pursuant to the provisions of this Section shall be forthwith delivered to and cancelled by the Trustee and, subject to the provisions of Subsection 5.3, no Debenture shall be issued in substitution therefor.

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Certificate as to Adjustment

4.8   The Corporation shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Subsection 5.4, deliver an Officers’ Certificate to the Trustee specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate and the amount of the adjustment specified therein shall be verified by an opinion of a firm of chartered accountants appointed by the Corporation and acceptable to the Trustee (who may be the Auditors of the Corporation) and, when approved by the Trustee, shall be conclusive and binding on all interested parties. When so approved, the Corporation shall, except in respect of any subdivision, redivision, reduction, combination or consolidation of the Common Shares, forthwith give notice to the Debentureholders in the manner provided in Subsection 12.2 specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Conversion Price; provided that, if the Corporation has given notice under Subsection 5.9 covering all the relevant facts in respect of such event and if the Trustee approves, no such notice need be given under this Subsection 5.8.

Notice of Special Matters

4.9   The Corporation covenants with the Trustee that so long as any Debenture remains outstanding, it will give notice to the Trustee and to the Debentureholders in the manner provided in Section 12, of its intention to fix a record date for any event referred to in Subsection 5.4 (other than the subdivision or consolidation of its Common Shares) which may give rise to an adjustment in the Conversion Price, and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; and, if prepared or available as at the date that such notice is required to be given pursuant to this Subsection 4.9, such shall be accompanied by the material (i.e. proxy circular, information booklets etc.) sent to the holders of Common Shares in respect of the event in question; provided that the Corporation shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than fourteen (14) days in each case prior to such applicable record date.

Notice of Rights Issue

4.10         If and whenever at any time prior to the Time of Expiry the Corporation proposes to issue subscription warrants or other rights to the holders of its Common Shares generally to purchase shares or other securities of the Corporation, the Corporation shall so notify each holder of a Debenture at least fourteen (14) days prior to the date fixed by the Corporation as the record date in connection with the issue of such subscription warrants or other rights to purchase shares or securities.

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Protection of Trustee

4.11  Subject to Subsection 13.3, the Trustee:

4.11.1	shall not at any time be under any duty or responsibility to any Debentureholder to determine whether any facts exist which may require any adjustment in the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

4.11.2	shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any shares or other securities or property which may at any time be issued or delivered upon the conversion of any Debenture; and

4.11.3	shall not be responsible for any failure of the Corporation to make any cash payment or to issue, transfer or deliver Common Shares or share certificates upon the surrender of any Debenture for the purpose of conversion, or to comply with any of the covenants contained in this Section.

SECTION  5  - REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

For Benefit of Debentureholders and Trustee

5.1          The Corporation acknowledges and confirms that the Debentureholders are relying upon the representations and warranties of the Corporation in connection with the purchase of Debentures and the conversion rights for the Common Shares herein provided and the Corporation acknowledges and confirms that the Trustee is relying upon the representations and warranties of the Corporation in connection with the Trustee acting as trustee pursuant to this indenture, and the Corporation represents and warrants to the Debentureholders and the Trustee the following:

5.1.1	the Corporation is duly incorporated, properly organized, validly subsisting, in good standing and qualified to carry on business under the laws of the Province of Alberta as of the date hereof;

5.1.2	the Corporation has all requisite corporate power and capacity to carry on its business as such business is now being conducted and as such business is presently proposed to be conducted;

5.1.3	upon full conversion of all outstanding Debentures and the issuance of the Common Shares, the Common Shares shall be fully paid and non-assessable and each Debentureholder, as the case may be, shall be the legal and registered owner of the number of Common Shares as each such Debentureholder is entitled to pursuant to his/her respective Debenture with good and marketable title thereto free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges and demands whatsoever arising by reason of any act or omission of the Corporation;

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5.1.4	this Debenture constitutes a valid and binding obligation of the Corporation and all transactions contemplated herein will not violate the provisions of the Articles of Incorporation of the Corporation or of any agreement to which the Corporation may be a party or may be bound;

5.1.5	all securities issued by the Corporation to date and the issuance of the Common Shares have been and will be issued in full compliance with all applicable corporate and securities legislation and policies with respect thereto;

5.1.6	all necessary corporate action has been taken by the Corporation to grant Debentures, and to issue Common Shares;

5.1.7	the form of definitive certificates representing the Debentures and the Common Shares have been approved and adopted by the directors of the Corporation and conform to the requirements of applicable law.

The representations and warranties contained in this Section 6 survive the issuance of the Debentures, the closing of the issuance of any Common Shares issuable upon conversion of the Debentures herein provided for and notwithstanding such closing shall continue and remain in full force and effect for the benefit of the Debentureholders and the Trustee.

SECTION 6 - COVENANTS OF THE CORPORATION

The Corporation hereby covenants and agrees with the Trustee for the benefit of the Trustee and the Debentureholders as follows:

To Pay Principal and Interest

6.1   That the Corporation will duly and punctually pay or cause to be paid to every Debentureholder the principal of and interest accrued on the Debentures of which he is the holder thereof on the dates, at the places, in the monies and in the manner mentioned herein and in the Debentures.

22.

To Carry on Business

6.2   That, subject to the express provisions hereof, the Corporation will carry on and conduct its business in a proper manner in accordance with ordinary business practice, will keep or cause to be kept proper books of account in relation to its business and the businesses of its subsidiaries, if any, as the case may be; and at all reasonable times it will furnish or cause to be furnished to the Trustee or its duly authorized agent or attorney such information relating to the business of the Corporation as the Trustee may reasonably require; and, subject to the express provisions hereof, it will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights.

To Pay Trustee’s Remuneration

6.3   The Corporation will pay the Trustee reasonable remuneration for its services as Trustee hereunder and will repay to the Trustee on demand all moneys which shall have been paid by the Trustee in and about the execution of the trusts hereby created with interest, if demanded by the Trustee, from thirty (30) days after the date of receipt by the Corporation of the invoice from the Trustee to the Corporation in respect of such expenditure until repayment, and such money and interest thereon, including the Trustee's remuneration, shall be payable out of any funds coming into the possession of the Trustee in priority to any of the Debentures or interest thereon. The said remuneration shall continue to be payable until the trusts hereof be finally wound up and whether or not the trusts of this indenture shall be in the course of administration by or under the direction of a court of competent jurisdiction.

To Provide Certificate of Compliance

6.4   The Corporation will provide the Trustee with a Certificate of Compliance pursuant to the Business Corporations Act of Alberta.

To Provide Financial Statements

6.5   That the Corporation will furnish to the Trustee a copy of all financial statements, and the report of the Corporation’s Auditors thereon, including the Corporation's Audited Financial Statements, which are furnished to the holders of Common Shares.

Not To Extend Time for Payment of Interest

6.6   That, in order to prevent any accumulation after maturity of unpaid interest, the Corporation will not directly or indirectly extend or assent to the extension of the time for payment of any interest upon any Debentures and that it will not directly or indirectly be or become a party to or approve any such arrangements by purchasing or funding any interest on Debentures or in any other manner.

23.

Trustee May Perform Covenants

6.7   That if the Corporation shall fail to perform any covenant on its part herein contained, the Trustee may in its discretion, but (subject to Subsection 8.2) need not, notify the Debentureholders of such failure and it may perform any of said covenants capable of being performed by it and, if any such covenant requires the payment or expenditure of money, it may make such payment or expenditure with its own funds, or with money borrowed by or advanced to it for such purposes, but shall be under no obligation so to do and all sums so expended or advanced shall be repayable by the Corporation in the manner provided in Subsection 7.3, but no such performance or payment shall be deemed to relieve the Corporation from any default hereunder.

Continued Listing

6.8   The Corporation shall take all such reasonable steps and actions and do all such things as may be required to maintain the listing and posting for trading of the Common Shares of the Corporation on the Canadian Venture Exchange or any successor exchange, and to maintain its status as a "reporting issuer" not in default of the requirements of the securities acts and regulations of the provinces of Alberta and British Columbia.

24.

Not Pay Dividends and Make Capital Distributions

6.9           The Corporation shall not, without the prior approval of the holders of Debentures:

6.9.1	declare or pay any dividends (other than stock dividends in Common Shares of the Corporation) on any shares of the Corporation; or

6.9.2	call for redemption and cancellation of any Debentures or make any capital distribution with respect to any shares of the Corporation;

at any time when the Corporation is in arrears of payment of any principal or interest on any Debentures.

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SECTION 7 - DEFAULT

Acceleration of Maturity

7.1         Upon the happening of any one or more of the following events (an “Event of Default”) namely:

7.1.1	if the Corporation makes default in payment of the principal on any Debenture when the same becomes due and payable under any provision hereof or of the Debentures and any such default continues for a period of thirty (30) days;

7.1.2	if the Corporation makes default in payment of any interest due on any Debenture and any such default continues for a period of thirty (30) days;

7.1.3	if an order shall be made or an effective resolution passed for the winding-up or liquidation of the Corporation (except in the course of carrying out or pursuant to a transaction in respect of which the conditions of Subsection 10.1 are duly observed and performed) or if a petition is filed for the winding-up of the Corporation;

7.1.4	if the Corporation shall make an assignment for the benefit of its creditors or be declared bankrupt, or if a custodian or receiver or receiver and manager or other officer with similar powers be appointed with respect to the Corporation or any of its property or if the Corporation commits an act of bankruptcy or makes or files a notice of intention to make a proposal or otherwise takes advantage of provisions for relief under the Bankruptcy and Insolvency Act (Canada) or the Companies’ Creditors Arrangement Act (Canada) as now or hereinafter in force or makes any arrangement with its creditors pursuant to the terms of the Business Corporations Act of Alberta as now or hereinafter in force;

7.1.5	if any execution, distress, sequestration or any other process of any Court becomes enforceable against the Corporation, or if a distress or analogous process is levied upon the property or assets of the Corporation or any part thereof provided that such execution, distress, sequestration or other process is not in good faith being disputed by the Corporation; or

7.1.6	if the Corporation shall neglect to observe or perform any other covenant or condition herein contained on its part to be observed or performed and, after notice in writing has been given by the Trustee to the Corporation specifying such default and requiring the Corporation to put an end to the same (which said notice may be given by the Trustee, in its discretion, and shall be given by the Trustee upon receipt of a request in writing signed by the holders of not less than twenty five (25%) per cent in principal amount of the Debentures then outstanding), the Corporation shall fail to make good such default within a period of sixty (60) days, unless the Trustee (having regard to the subject of the default) shall have agreed to a longer period, and in such event, within the period agreed to by the Trustee;

26.

then in each and every such event the Trustee may in its discretion and shall upon receipt of a request in writing signed by the holders of not less than twenty five (25%) per cent in principal amount of the Debentures then outstanding, subject to the provisions of Subsection 8.3, by notice in writing to the Corporation, declare the principal and interest on all Debentures then outstanding and all other monies outstanding hereunder to be due and payable and the same shall forthwith become immediately due and payable to the Trustee and the Corporation shall forthwith pay to the Trustee, in trust, for the benefit of the Debentureholders the principal as aforesaid, and accrued and unpaid interest, together with interest at the rate borne by the Debentures on such principal, interest and such other monies from the date of the said declaration until payment in full is received by the Trustee. Such payment when made shall be deemed to have been made in full satisfaction and discharge of the Corporation’s obligations hereunder and any monies so received by the Trustee shall be applied in the manner provided in Subsection 8.6.

Notice of Events of Default

7.2   The Corporation covenants to provide the Trustee with immediate notice of the occurrence of any Event of Default of which it has actual knowledge. If an Event of Default shall occur and be continuing, the Trustee may, within thirty (30) days after it becomes aware of the occurrence of such Event of Default, give notice of such Event of Default to the Debentureholders in the manner provided in Subsection 12.2, provided that, notwithstanding the foregoing, unless the Trustee shall have been requested to do so by the holders of at least twenty five (25%) per cent of the principal amount of the Debentures then outstanding, the Trustee shall not be required to give such notice if the Trustee reasonably believes that it is in the best interests of the Debentureholders to withhold such notice and so informs the Corporation in writing.

Waiver of Default

7.3   Upon the happening of any Event of Default hereunder:

7.3.1	the holders of not less than fifty one (51%) per cent of the principal amount of the Debentures then outstanding shall have the power (in addition to the powers exercisable by extraordinary resolution as hereinafter provided) by requisition in writing to instruct the Trustee to waive any Event of Default and/or to cancel any declaration made by the Trustee pursuant to Subsection 8.1 and the Trustee shall thereupon waive the Event of Default and/or cancel such declaration upon such terms and conditions as shall be prescribed in such requisition; or

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7.3.2	the Trustee, so long as it has not become bound to declare the principal and interest on the Debentures then outstanding to be due and payable, or to obtain or enforce payment of the same, shall have the power to waive any Event of Default if, in the Trustee’s opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofore made by the Trustee in the exercise of its discretion, upon such terms and conditions as the Trustee may deem advisable;

provided that no act or omission either of the Trustee or of the Debentureholders in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights resulting therefrom.

Enforcement by the Trustee

7.4   Subject to the provisions of Subsection 8.3 and to the provisions of any extraordinary resolution that may be passed by the Debentureholders, in case the Corporation shall fail to pay to the Trustee, forthwith after the same shall have been declared to be due and payable under Subsection 8.1, the principal and interest on all Debentures then outstanding, together with any other amounts due hereunder, the Trustee may in its discretion and shall upon receipt of a request in writing signed by the holders of not less than twenty five (25%) per cent in principal amount of the Debentures then outstanding and upon being indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as Trustee hereunder to obtain or enforce payment of the said principal and interest on all of the Debentures then outstanding, together with any other amounts due hereunder, by such proceedings authorized by this indenture or by law or equity as the Trustee in such request shall have been directed to take, or if such request contains no such direction, or if the Trustee shall act without such request, then by such proceedings authorized by this indenture or by suit at law or in equity as the Trustee shall deem expedient.

The Trustee shall be entitled and empowered, either in its own name or as trustee of an express trust, or as attorney-in-fact for the holders of the Debentures, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Trustee and of the holders of the Debentures allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Corporation or its creditors or relative to or affecting its property or assets. The Trustee is hereby irrevocably appointed (and the successive respective holders of the Debentures by taking and holding the same shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective holders of the Debentures or on behalf of the holders of the Debentures as a class, any proof of debt, amend-ment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such holders of the Debentures, as may be necessary or advisable in the opinion of the Trustee, in order to have the respective claims of the Trustee and of the holders of the Debentures against the Corporation or its property allowed in any such proceeding(s), and to receive payment of or on account of such claims; provided, however, that nothing contained in this indenture shall be deemed to give to the Trustee, unless so authorized by extraordinary resolution, any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any Debentureholder.

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The Trustee shall also have power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised by Counsel shall be necessary or advisable to preserve and protect its interests and the interests of the Debentureholders.

All rights of action hereunder may be enforced by the Trustee without the possession of any of the Debentures or the production thereof in the trial or other proceedings relative thereto. Any such suit or proceeding instituted by the Trustee shall be brought in the name of the Trustee as trustee of an express trust, and any recovery of judgment shall be for the rateable benefit of the holders of the Debentures subject to the provisions of this indenture. In any proceeding brought by the Trustee (and also any proceeding in which a declaratory judgment of a Court may be sought as to the interpretation or construction of any provision of this indenture, to which the Trustee shall be a party) the Trustee shall be held to represent all of the holders of the Debentures, and it shall not be necessary to make any holders of the Debentures parties to any such proceeding.

No Suits by Debentureholders

7.5   No holder of any Debenture shall have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the principal or interest on the Debentures or for the execution of any trust or power here-under or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have the Corporation wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy hereunder, unless:

7.5.1	such holder shall previously have given to the Trustee written notice of the happening of an Event of Default hereunder; and

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7.5.2	the Debentureholders by extraordinary resolution (as hereinafter defined) or by written instrument signed by the holders of at least twenty five (25%) per cent in principal amount of the Debentures then outstanding shall have made a request to the Trustee and the Trustee shall have been afforded a reasonable opportunity either itself to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its name for such purpose; and

7.5.3	the Debentureholders or any of them shall have furnished to the Trustee, when so requested by the Trustee, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; and

7.5.4	the Trustee shall have failed to act within a reasonable time after such notification, request and offer of security and indemnity and such notification, request and offer of security and indemnity are hereby declared in every such case, at the option of the Trustee, to be conditions precedent to any such proceeding.

Application of Monies by Trustee

7.6           Except as herein otherwise expressly provided, any monies received by the Trustee from the Corporation pursuant to the foregoing provisions of this Section, or as a result of legal or other proceedings or from any trustee in bankruptcy or liquidator of the Corporation, shall be applied, together with any other monies in the hands of the Trustee available for such purpose, as follows:

7.6.1	first, in payment or in reimbursement to the Trustee of its remuneration, costs, charges, expenses, borrowings, advances or other monies furnished or provided by or at the instance of the Corporation in or about the execution of its trusts under, or otherwise in relation to, this indenture, with interest thereon as herein provided;

7.6.2	second, in payment, ratably and proportionately to the holders of Debentures, of the principal and accrued and unpaid interest and interest on amounts in default on the Debentures which shall then be outstanding in the priority of principal first and then accrued and unpaid interest and then interest on amounts in default unless otherwise directed by extraordinary resolution and in that case in such order or priority as between principal, accrued and unpaid interest, and interest as may be directed by such resolution; and

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7.6.3	third, in payment of the surplus, if any, of such monies to the Corporation or its assigns;

provided, however, that no payment shall be made pursuant to paragraph 7.6.2 above in respect of the principal or interest on any Debenture held, directly or indirectly, by or for the benefit of the Corporation (other than any Debenture pledged for value and in good faith to a person other than the Corporation but only to the extent of such person’s interest therein) except subject to the prior payment in full of the principal and interest on all Debentures which are not so held.

Distribution of Proceeds

7.7  Payments to holders of Debentures pursuant to paragraph 7.6.2 shall be made as follows:

7.7.1	at least fifteen (15) days’ notice of every such payment shall be given in the manner provided in Subsection 11.2 specifying the time when and the place or places where the Deben-tures are to be presented and the amount of the payment and the application thereof as between principal and interest;

7.7.2	payment of any Debenture shall be made upon presentation thereof at any one of the place(s) specified in such notice and any such Debenture thereby paid in full shall be surrendered, otherwise a memorandum of such payment shall be endorsed thereon; but the Trustee may in its discretion dispense with presentation and surrender or endorsement in any special case upon such indemnity being given as it shall deem sufficient;

7.7.3	from and after the date of payment specified in the notice, interest shall accrue only on the amount owing on each Debenture after giving credit for the amount of the payment specified in such notice unless the Debenture in respect of which such amount is owing be duly presented on or after the date so specified and payment of such amount be not made; and

7.7.4	the Trustee shall not be bound to apply or make any partial or interim payment of any monies coming into its hands if the amount so received by it, after reserving thereout such amount as the Trustee may think necessary to provide for the payments mentioned in paragraph 7.6.1, is insufficient to make a distribution of at least two (2%) per cent of the aggregate principal amount of the outstanding Debentures, but it may retain the money so received by it and invest or deposit the same as provided in Subsection 12.8 until the money or the investments representing the same, with the income derived therefrom, together with any other monies for the time being under its control shall be sufficient for the said purpose or until it shall consider it advisable to apply the same in the manner hereinbefore set forth. The foregoing shall, however, not apply to a final payment in distribution hereunder.

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Remedies Cumulative

7.8  No remedy herein conferred upon or reserved to the Trustee or upon or to the holders of Debentures is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

Judgment Against the Corporation

7.9  The Corporation covenants and agrees with the Trustee that, in case of any judicial or other proceedings to enforce the rights of the Debentureholders, judgment may be rendered against it in favour of the Debentureholders or in favour of the Trustee, as trustee for the Debentureholders, for any amount which may remain due in respect of the Debentures and the interest thereon and any other monies owing hereunder.

Immunity of Shareholders and Others

7.10  The Debentureholders and the Trustee hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, director or officer of the Corporation or of any successor corporation referred to Section 10 for the payment of the principal or interest on any of the Debentures or on any covenant, agreement, representation or warranty by the Corporation herein or in the Debentures contained.

Trustee Appointed Attorney

7.11  The Corporation hereby irrevocably appoints the Trustee to be the attorney of the Corporation in the name and on behalf of the Corporation to execute any instruments and do any acts and things which the Corporation ought to execute and do, and has not executed or done, under the covenants and provisions contained in this indenture and generally to use the name of the Corporation in the exercise of all or any of the powers hereby conferred on the Trustee, with full powers of substitution and revocation.

Persons Dealing with Trustee

7.12  No person dealing with the Trustee or any of its agents shall be concerned to enquire whether an Event of Default has occurred, or whether the powers which the Trustee is purporting to exercise have become exercisable, or whether any moneys remain due under this indenture or on the Debentures, or to see to the application of any moneys paid to the Trustee; and in the absence of fraud on the part of such person, such dealing shall be deemed to be within the powers hereby conferred and to be valid and effective accordingly.

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SECTION 8 - SATISFACTION AND DISCHARGE

Cancellation and Destruction

8.1  All Debentures shall forthwith after payment thereof be delivered to the Trustee and cancelled by it. All Debentures cancelled or required to be cancelled under this or any other provision of this indenture shall be destroyed by the Trustee and if required by the Corporation the Trustee shall furnish to it a destruction certificate setting out the designating numbers of the Debentures so destroyed.

Non-Presentation of Debentures

8.2  In case the holder of any Debenture shall fail to present the same for payment on the date on which the principal thereof and/or the interest thereon or represented thereby becomes payable either at maturity or otherwise or shall not accept payment on account thereof and give such receipt therefor, if any, as the Trustee may require:

8.2.1	the Corporation shall be entitled to pay to the Trustee and direct it to set aside; or

8.2.2	in respect of monies in the hands of the Trustee which may or should be applied to the payment of the Deben-tures, the Corporation shall be entitled to direct the Trustee to set aside; or

8.2.3	if the redemption was pursuant to notice given by the Trustee, the Trustee may itself set aside;

the principal monies and/or the interest, as the case may be, in trust to be paid to the holder of such Debenture upon due presen-tation or surrender thereof in accordance with the provisions of this indenture; and thereupon the principal monies and/or the interest payable on or represented by each Debenture in respect whereof such monies have been set aside shall be deemed to have been paid and the holder thereof shall thereafter have no right in respect thereof except that of receiving payment of the monies so set aside by the Trustee upon due presentation and surrender thereof, subject always to the provisions of Subsection 9.3.

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     Repayment of Unclaimed Monies

8.3  Any monies set aside under Subsection 9.2 and not claimed by and paid to holders of Debentures as provided in Subsection 9.2 within six (6) years after the date of such setting aside shall be repaid to the Corporation by the Trustee on demand and thereupon the Trustee shall be released from all further liability with respect to such monies and thereafter the holders of the Debentures in respect of which such monies were so repaid to the Corporation shall have no rights in respect thereof except to obtain payment of the monies due thereon from the Corporation up to such time as the right to proceed against the Corporation for recovery of such monies has become statute barred under the laws of the Province of Alberta.

Discharge

8.4  The Trustee shall at the request of the Corporation release and discharge this indenture and execute and deliver such instru-ments as it shall be advised by Counsel are requisite for that purpose and to release the Corporation from its covenants herein contained (other than the provisions relating to the indemnification of the Trustee), upon proof being given to the reasonable satisfaction of the Trustee that the principal and interest (including interest on amounts in default, if any) on all of the Debentures and all other monies payable hereunder have been paid or satisfied or that all of the Debentures having matured or having been duly called for redemption, payment of the principal and interest (including interest on amounts in default, if any) on such Debentures and of all other monies payable hereunder has been duly and effectually provided for in accordance with the provisions hereof.

            SECTION 9 - SUCCESSOR CORPORATIONS

Certain Requirements

9.1  The Corporation shall not, directly or indirectly, sell, lease, transfer or otherwise dispose of all or substantially all of its property and assets as an entirety to any other corporation, and shall not amalgamate or merge with or into any other corporation, (any such other corporation being herein referred to as a “successor corporation”) unless:

9.1.1	the successor corporation shall execute, prior to or contemporaneously with the consummation of any such transaction, an indenture supplemental hereto, together with such other instruments as are satisfactory to the Trustee and in the opinion of Counsel are necessary or advisable to evidence the assumption by the successor corporation of the due and punctual payment of all of the Debentures and the interest thereon and all other monies payable hereunder and the covenant of the successor corporation to pay the same and its agreement to observe and perform all the covenants and obligations of the Corporation under this indenture;

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9.1.2	such transaction shall, to the satisfaction of the Trustee and in the opinion of Counsel, be upon such terms as substantially preserve and do not impair any of the rights or powers of the Trustee or of the Debentureholders hereunder and upon terms as are in no way prejudicial to the interests of the Debentureholders; and

9.1.3	no condition or event shall exist as to the Corporation or the successor corporation either at the time of or immediately after the consummation of any such transaction and after giving full effect thereto or immediately after the successor corporation complying with the provisions of paragraph 9.1.1 above which constitutes or would constitute, after notice or lapse of time or both, an Event of Default.

Vesting of Powers in Successor

9.2  Whenever the conditions of Subsection 9.1 have been duly observed and performed, the successor corporation shall possess and from time to time may exercise each and every right and power of the Corporation under this indenture in the name of the Corporation or otherwise and any act or proceeding by any provision of this indenture required to be done or performed by any directors or officers of the Corporation may be done and performed with like force and effect by the directors or officers of such successor corporation.

SECTION 10 - MEETINGS OF DEBENTUREHOLDERS

Right to Convene Meeting

10.1  The Trustee or the Corporation may at any time and from time to time and the Trustee shall on receipt of a written request of the Corporation or a written request signed by the holders of not less than twenty five (25%) per cent in principal amount of the Debentures then outstanding and upon being funded and indemnified to its reasonable satisfaction by the Corporation or by the Debentureholders signing such request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Debentureholders. In the event of the Trustee failing within thirty (30) days after the later of the receipt of any such request and the receipt of such funds and indemnity to give notice convening a meeting, the Corporation or such Debentureholders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Calgary or at such other place as may be approved or determined by the Trustee.

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Notice of Meetings

10.2  At least thirty (30) days’ notice of any meeting shall be given to the Debentureholders in the manner provided in Subsection 11.2 and a copy thereof shall be sent by post to the Trustee, unless the meeting has been called by the Trustee, and to the Corporation, unless the meeting has been called by the Corporation. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Section. The accidental omission to give notice of a meeting to any holder of Debentures shall not invalidate any resolution passed at any such meeting.

Chairman

10.3  Some person, who need not be a Debentureholder, nominated in writing by the Trustee shall be chairman of the meeting and if no person is so nominated or if the person so nominated is not present within fifteen (15) minutes from the time fixed for the holding of the meeting, the Debentureholders present in person or by proxy and representing at least twenty-five (25%) percent in principal amount of the Debentures then outstanding shall choose a person present to be chairman.

Quorum

10.4  Subject to the provisions of Subsection 10.12 at any meeting of the Debentureholders, a quorum shall consist of Debentureholders present in person or by proxy and representing at least twenty five (25%) per cent in principal amount of the Debentures then outstanding. If a quorum of the Debentureholders shall not be present within fifteen (15) minutes from the time fixed for holding any meeting, the meeting, if summoned by the Debentureholders or pursuant to a request of the Debenture-holders, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is a non-business day in which case it shall be adjourned to the next following business day) at the same time and place and notice shall be required to be given in respect of such adjourned meeting. At the adjourned meeting, the Debentureholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened, notwith-standing that they may not represent twenty five (25%) per cent of the principal amount of the Debentures then outstanding. Any business may be brought before or dealt with at an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless the required quorum be present at the commencement of business.

Power to Adjourn

10.5  The chairman of any meeting at which a quorum of the Debentureholders is present may with the consent of the holders of a majority in principal amount of the Debentures represented thereat adjourn any such meeting and no notice of such adjourn-ment need be given except such notice, if any, as the meeting may prescribe.

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Show of Hands

10.6  Every question submitted to a meeting shall, subject to Subsection 10.7, be decided in the first place by a majority of votes given on a show of hands. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimous-ly or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Debentures, if any held by him.

Poll

10.7  On every extraordinary resolution, and on any other question submitted to a meeting when demanded by the chairman or by one or more Debentureholders, a poll shall be taken in such manner and either at once or after an adjournment as the chairman shall direct. Questions other than extraordinary resolutions shall, if a poll be taken, be decided by the votes of the holders of a majority in principal amount of the Debentures represented at the meeting and voted on the poll.

Voting

10.8  On a show of hands, every person who is present and entitled to vote, whether as a Debentureholder or as a proxy for one or more Debentureholders or both shall have one vote. On a poll, each Debentureholder present in person or by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each One Thousand ($1,000.00) Dollars principal amount of Debentures of which he shall then be the holder. A proxy need not be a Debentureholder. In the case of joint registered holders of a Debenture, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others; but in case more than one of them be present in person or by proxy, they shall vote together in respect of the Debentures of which they are the joint registered holders.

Regulations

10.9  The Trustee, or the Corporation with the approval of the Trustee, may from time to time make and from time to time vary or revoke such regulations as it shall think fit providing for and governing:

10.9.1	the form of the instrument appointing a proxy, which shall be in writing, and the manner in which the same shall be executed and for the production of the authority of any person signing on behalf of a Debentureholder;

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10.9.2	the deposit of instruments appointing proxies at such place(s) as the Trustee, the Corporation or the Debentureholders convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same shall be deposited; and

10.9.3	the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, cabled, telegraphed or sent by facsimile before the meeting to the Corporation or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

    Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted at any meeting. Save as such regulations may provide and subject to Subsection 10.10, the only persons who shall be recognized at any meeting as the holders of any Debentures, or as entitled to vote or be present at the meeting in respect thereof, shall be Debentureholders, and persons whom Debentureholders have by instrument in writing duly appointed as their proxies.

Corporation and Trustee May be Represented

10.10  The Corporation and the Trustee, by their respective officers and directors, and the Counsel of each of the Corporation and the Trustee and the Corporation's Auditors may attend any meeting of the Debentureholders, but shall have no vote as such unless they are a Debentureholder.

Powers Exercisable by Extraordinary Resolution

10.11  In addition to the powers conferred upon them by any other provisions of this indenture or by law, a meeting of the Debentureholders shall have the following powers exercisable from time to time by extraordinary resolution:

10.11.1	power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Debentureholders and/or the Trustee against the Corporation, or against its property, whether such rights arise under this indenture or the Debentures or otherwise;

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10.11.2	power to assent to any modification of or change in or addition to or omission from the provisions contained in this indenture or in any Debenture which shall be agreed to by the Corporation and to authorize the Trustee to concur in and execute any indenture supplemental hereto embodying any such modification, change, addition or omission;

10.11.3	power to sanction any scheme for the reconstruction or reorganization of the Corporation or for the consolidation, amalgamation or merger of the Corporation with any other corporation or for the sale, lease, transfer or other disposition of the undertaking, property and assets of the Corporation or any part thereof, provided that no such sanction shall be necessary in respect of any such transaction if the provisions of Subsection 10.1 shall have been complied with;

10.11.4	power to direct or authorize the Trustee to exercise any power, right, remedy or authority given to it by this indenture in any manner specified in any such extra-ordinary resolution or to refrain from exercising any such power, right, remedy or authority;

10.11.5	power to waive and direct the Trustee to waive any default hereunder and/or cancel any declaration made by the Trustee pursuant to Subsection 8.1 either unconditionally or upon any condition specified in such extraordinary resolution;

10.11.6	power to restrain any Debentureholder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal or interest on the Debentures, or for the execution of any trust or power hereunder;

10.11.7	power to direct any Debentureholder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding shall have been permitted by Subsection 8.5, of the costs, charges and expenses reasonably and properly incurred by such Debentureholder in connection therewith;

10.11.8	power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation;

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10.11.9	power to appoint a committee with power and authority (subject to such limitations, if any, as may be pres-cribed in the resolution) to exercise, and to direct the Trustee to exercise, on behalf of the Debentureholders, such of the powers of the Debentureholders as are exercisable by extraordinary or other resolution and shall be included in the resolution appointing the committee. The resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee. Such committee shall consist of such number of persons as shall be prescribed in the resolution appointing it and the members need not be themselves Debentureholders. Every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number and its procedure generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it shall be binding upon all Debentureholders. Neither the committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith;

10.11.10	power to authorize the distribution in specie of any shares, bonds, debentures or other securities or obligations and/or cash or other consideration received hereunder or the use or disposal of the whole or any part of such shares, bonds, debentures or other securities or obligations and/or cash or other consideration in such manner and for such purpose as may be deemed advisable and specified in such extraordinary resolution;

10.11.11	power to authorize the Trustee or any other persons to bid at any sale of the Corporation’s properties or assets or any part thereof and to borrow the monies required to make any deposit at said sale or pay the balance of the purchase price and to hypothecate, mortgage, pledge, charge, cede and transfer the property or assets so purchased as security for the repayment of the monies so borrowed and interest thereon, or itself, himself or themselves, as the case may be, to advance such monies (in which event it, he or they shall have a lien upon the property or assets so purchased for the amount so advanced and interest thereon) and to hold any property or assets so purchased (subject to any hypothec, mort-gage, pledge, charge or lien to secure any monies so borrowed or advanced) in trust for all the holders of the Debentures outstanding at the time of such sale pro rata in proportion to the amounts due to them thereon respectively for principal and interest before such sale, and to sell, transfer and convey the whole or any part or parts of the property or assets so purchased for such consideration in cash or in the shares, bonds, debentures or other securities or obligations of any Corporation formed or to be formed, or partly in cash and partly in such securities or obligations, and upon terms and conditions as may be determined by such extra-ordinary resolution of the Debentureholders and, subject to such terms and conditions, to dispose of such cash, shares, bonds, debentures or other securities or obligations pursuant to the provisions of paragraph 10.11.11, and until the sale, transfer or conveyance of the whole of such property or assets so purchased to maintain and operate such part of said property and assets as has not been disposed of, and for such purposes to borrow monies and to hypothecate, mort-gage, pledge, charge and cede and transfer the property and assets so purchased, or any part thereof, as secur-ity for the repayment of the monies so borrowed, with interest thereon, or itself, himself or themselves, as the case may be, to advance such monies (in which event it, he or they shall have a lien or charge upon the property and assets so purchased for the amounts so advanced and interest thereon) and otherwise deal with such property and assets and the proceeds of any sale, transfer or conveyance thereof as the Debentureholders may by such extraordinary resolution direct;

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10.11.12	power to remove the Trustee from office and to appoint a new Trustee or Trustees;

10.11.13	power to sanction the exchange of the Debentures for or the conversion thereof into shares, bonds, debentures or other securities or obligations of the Corporation or of any Corporation formed or to be formed;

10.11.14	power, notwithstanding Subsection 7.5, to authorize the Corporation and the Trustee to grant extensions of time for payment of interest on any of the Debentures, whether or not the interest the payment in respect of which is extended, is at the time due or overdue; and

10.11.15	power to amend, alter or repeal any extraordinary resolution previously passed or sanctioned by the Debentureholders or by any committee appointed pursuant to paragraph 10.11.9.

Meaning of “Extraordinary Resolution”

10.12  The expression “extraordinary resolution” when used in this indenture means, subject as hereinafter in this Section provided, a resolution proposed to be passed as an extraordinary resolution at a meeting of Debentureholders (including an adjourned meeting) duly convened for the purpose and held in accordance with the provisions of this Section at which the holders of at least fifty-one (51%) per cent in principal amount of the Debentures then outstanding are present in person or by proxy and passed by the favourable votes of the holders of not less than sixty six and two-thirds (66 2/3%) per cent of the principal amount of Debentures represented at the meeting and voted on a poll upon such resolution.

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If, at any such meeting, the holders of fifty-one (51%) per cent in principal amount of the Debentures outstanding are not present in person or by proxy within fifteen (15) minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Debentureholders, shall be dissolved; but in any other case it shall stand adjourned to such date, being not less than twenty-one (21) nor more than sixty (60) days later, and to such place and time as may be appointed by the chairman. Not less than ten (10) days’ notice shall be given of the time and place of such adjourned meeting in the manner provided in Subsection 12.2. Such notice shall state that at the adjourned meeting, the Debentureholders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting, the Debentureholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting passed by the requisite vote as provided in Subsection 10.12 shall be an extraordinary resolution within the meaning of this indenture, notwithstanding that the holders of fifty-one (51%) per cent in principal amount of the Debentures then outstanding are not present in person or by proxy at such adjourned meeting.

Votes on an extraordinary resolution shall always be given on a poll and no demand for a poll on an extraordinary resolution shall be necessary.

Powers Cumulative

10.13 It is hereby declared and agreed that any one or more of the powers and/or any combination of the powers in this indenture stated to be exercisable by the Debentureholders by extraordinary resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or combination of powers from time to time shall not be deemed to exhaust the rights of the Debentureholders to exercise the same or any other such power or powers or combination of powers thereafter from time to time.

Minutes

10.14 Minutes of all resolutions and proceedings at every meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Corporation, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Debentureholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings taken thereat, to have been duly passed and taken.

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Resolutions in Writing

10.15  All actions which may be taken and all powers that may be exercised by the Debentureholders at a meeting held as hereinbefore in this Section provided may also be taken and exercised by the holders of sixty-six and two-thirds (66 2/3%) per cent of the principal amount of all the outstanding Debentures, by a resolution in writing signed in one or more counterparts and the expression “extraordinary resolution” when used in this indenture shall include a resolution so signed.

Binding Effect of Resolutions

10.16  Every resolution and every extraordinary resolution passed in accordance with the provisions of this Section at a meeting of Debentureholders shall be binding upon all the Debentureholders, whether present at or absent from such meeting, and every resolution in writing signed by the requisite number of Debentureholders in accordance with Subsection 11.15 shall be binding upon all of the Debentureholders, whether signatories thereto or not, and each and every Debentureholder and the Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution, extraordinary resolution and resolution in writing.

Evidence of Rights of Debentureholders

10.17  Any request, direction, notice, consent or other instrument which this indenture may require or permit to be signed or executed by the Debentureholders may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Debentureholders in person or by their attorney duly appointed in writing. Proof of the execution of any such request or other instrument or of a writing appointing any such attorney or (subject to the provisions of this Section with regard to voting at meetings of Debentureholders) of the holding by any person of Debentures shall be sufficient for any purpose of this indenture if made in the following manner, namely, the fact and date of execution by any person of such request or other instrument or writing may be proved by the certificate of any notary public, or other officer authorized to take acknowledgments of deeds to be recorded at the place where such certificate is made, that the person signing such request or other instrument in writing acknowledged to him the execution thereof, or by an affidavit of a witness of such execution or in any other manner which the Trustee may consider adequate.

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The Trustee may, nevertheless, in its discretion require further proof in cases where it deems further proof desirable or may accept such other proof as it shall consider proper.

SECTION 11 - NOTICES

Notice to Corporation

11.1  Any notice to the Corporation under the provisions of this indenture shall be valid and effective if personally delivered, sent by registered mail, postage prepaid or sent by facsimile transmission, addressed to the Corporation at 4755 Zinfandel Court, Unit A, Ontario, California, 91761, USA, Attention: the Chief Executive Officer, the President or the Secretary, Fax No. 909-390-6777 and shall be deemed to have been effectively given, if personally delivered, on the date of actual delivery, if sent by registered mail, on the third (3rd) day after the date of posting of the notice, or if sent by facsimile transmission, on the day of transmission. In the event of a postal strike or other disruption affecting mail delivery, any notice mailed as aforesaid shall be deemed to have been received and given when it is actually received. The Corporation may from time to time notify the Trustee in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Corporation for all purposes of this indenture.

Notice to Debentureholders

11.2  All notices to be given hereunder with respect to the Debentures shall be deemed to be validly given to the holders thereof if personally delivered, if sent by mail, postage prepaid, by letter or circular or if sent by facsimile transmission addressed to such holders at their post office addresses appearing in the register hereinbefore mentioned and shall be deemed to have been given on the day of delivery, if personally delivered, or on the day of mailing, if mailed, or on the day of transmission if sent by facsimile transmission. In the event of a postal strike or other disruption affecting mail delivery, any notice mailed as aforesaid shall be deemed to have been received and given when it is actually received. Accidental error or omission in giving notice or accidental failure to deliver, mail or fax notice to any Debentureholder or the inability of the Corporation to give or mail any notice due to anything beyond the reasonable control of the Corporation shall not invalidate any action or proceeding founded thereon.

All notices with respect to any Debenture may be given to whichever one of the holders thereof (if more than one) is named first in the register hereinbefore mentioned, and any notice so given shall be sufficient notice to all holders of and/or persons interested in such Debentures.

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Notice to Trustee

11.3  Any notice to the Trustee under the provisions of this indenture shall be valid and effective if personally delivered, sent by registered mail, postage prepaid or sent by facsimile transmission, addressed to the Trustee at its principal office in the City of Calgary at 600,530 - 8th Ave SW, Calgary, Alberta T2P 3S8, Attention: Manager, Corporate Trust, Fax No. (403) 267-6598 and shall be deemed to be given if personally delivered, on the date of actual delivery, if sent by registered mail, on the third (3rd) day after the date of posting of the notice, or if sent by facsimile transmission, on the day of transmission. In the event of a postal strike or other disruption affecting mail delivery, any notice mailed as aforesaid shall be deemed to have been received and given when it is actually received. The Trustee may from time to time notify the Corporation and Debentureholders in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Trustee for all purposes of this indenture.

SECTION 12   - CONCERNING THE TRUSTEE

Replacement of Trustee

12.1  The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Corporation three (3) months’ notice in writing or such shorter notice as the Corporation may accept as sufficient. In the event of the Trustee resigning or being removed or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forth-with appoint a new Trustee unless a new Trustee has already been appointed by the Debentureholders; failing such appointment by the Corporation, the retiring Trustee or any Debentureholder may apply to a Justice of the Court of Queen’s Bench on such notice as such Justice may direct, for the appointment of a new Trustee; but any new Trustee so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Debentureholders. On any new appointment, the Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee.

Any corporation into which the Trustee may be merged or with which it may be consolidated or amalgamated or any corporation resulting from any merger, consolidation or amalgamation to which the Trustee shall be a party, shall be the successor trustee under this indenture without the execution of any instrument or any further act. Nevertheless, upon the written request of the successor trustee or the Corporation, the Trustee ceasing to act shall execute and deliver an instrument assigning and trans-ferring to such successor Trustee, upon the trusts herein expressed, all the rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver all property and money held by such Trustee to the successor trustee so appointed in its place. Should any deed, conveyance or instrument in writing from the Corporation be required by any new Trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing shall on request of said new trustee, be made, executed, acknowledged and delivered by the Corporation.

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Duties of Trustee

12.2  In exercise of the rights, duties and obligations prescribed or conferred by the terms of this indenture, the Trustee shall act honestly and in good faith with a view to the best interests of the Debentureholders and shall exercise the care, diligence and skill of a reasonably prudent trustee. The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless it is required to do so at law or unless and until it shall have been required so to do under the terms hereof, nor shall the Trustee be required to take notice of any Event of Default hereunder, unless it is required to do so at law or unless and until notified in writing of such Event of Default, which notice shall specify the Event of Default desired to be brought to the attention of the Trustee. Except as otherwise provided herein, no such notice shall limit any discretion given to the Trustee to determine whether or not the Trustee shall take any action with respect to any Event of Default.

Reliance upon Declarations

12.3  In the exercise of its rights, duties and obligations hereunder the Trustee may, if acting in good faith, rely, as to the truth of the statements and accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports or certificates furnished pursuant to any covenant, condition or requirement of this indenture or required by the Trustee to be furnished to it in the exercise of its rights and duties hereunder, if the Trustee examines such statutory declarations, opinions, reports or certificates and determines that they comply with Subsection 13.4, if applicable, and with any other applicable requirements of this indenture.

Evidence and Authority to Trustee

12.4  The Corporation shall furnish to the Trustee evidence of compliance with the conditions precedent provided for in this indenture relating to any action or step required or permitted to be taken by the Corporation or the Trustee under this indenture or as a result of any obligation imposed under this indenture, including without limitation, the certificate and delivery of the Debentures hereunder, the satisfaction and discharge of this indenture and the taking of any other action to be taken by the Trustee at the request of or on the application of the Corporation, forthwith if and when (a) such evidence is required by any other Section of this indenture to be furnished by the Trustee in accordance with the terms of this Subsection 13.4 or (b) the Trustee, in the exercise of its rights and duties under this indenture, gives the Corporation written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

Such evidence shall consist of:

12.4.1	a statutory declaration or a certificate made by any one of the President, the Executive Vice-President and any Vice-President, together with any one of the other of such officers, the Secretary, the Treasurer, an Assistant-Secretary, an Assistant-Treasurer and the Comptroller of the Corporation stating that any such condition precedent has been complied with in accordance with the terms of this indenture;

46.

12.4.2	in the case of a condition precedent compliance with which is, by the terms of this indenture, subject to review by legal counsel, an opinion of Counsel that such condition precedent has been complied with in accordance with the terms of this indenture; and

12.4.3	in the case of any such condition precedent compliance with which is subject to review or examination by an auditor or accountant, an opinion or report of the Auditors of the Corporation or any other chartered accountant, in each case whom the Trustee for such purposes hereby approves, that such condition precedent has been complied with in accordance with the terms of this indenture.

Whenever such evidence relates to a matter other than the certification and delivery of Debentures and the satisfaction and discharge of this indenture, and except as otherwise specif-ically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, engineer or appraiser or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of the Corporation, it shall be in the form of a statutory declaration. Such evidence shall be, so far as is appropriate, in accordance with the immediately preceding paragraph of this Section.

Each statutory declaration, certificate, opinion or report with respect to compliance with a condition precedent provided for in this indenture shall include:

12.4.4	a statement by the person giving the evidence that he has read and understands the provisions of this indenture relating to the condition precedent in question;

12.4.5	a statement of the nature and scope of the examination or investigation upon which such person based the declaration, certificate, statement or opinion;

12.4.6	a statement that such person has made such examination or investigation as he believes necessary to enable him to make the statements or give the opinions contained or expressed therein; and

12.4.7	a statement in the opinion of such person that the conditions precedent in question have been complied with or satisfied.

47.

Upon the demand of the Trustee, the Corporation shall furnish the Trustee with evidence in such form as the Trustee may require as to compliance with any condition thereto relating to any action required or permitted to be taken by the Corporation under this indenture.

Officers’ Certificate as Evidence

12.5  Except as otherwise specifically provided or prescribed by this indenture, whenever in the administration of the pro-visions of this indenture, the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, the Trustee, if acting in good faith, may rely upon an Officers’ Certificate.

Experts, Advisors and Agents

12.6  The Trustee may:

12.6.1	in relation to these presents act on the opinion or advice of or information obtained from any solicitor, auditor, valuer, engineer, surveyor, appraiser or other expert, whether obtained by the Trustee or by the Corporation, or otherwise, and may employ such assistants as may be necessary for the proper discharge of its duties and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid;

12.6.2	employ such agents and other assistants as it may reasonably require for the proper discharge of its duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the trusts hereof. Any solicitors employed or consulted by the Trustee may be, but need not be, solicitors for the Corporation; and

12.6.3	the Trustees may employ or retain such counsel, auditors, accountants, appraisers or other experts or advisers, whose qualifications give authority to any opinion or report made by them, as it may reasonably require for the purpose of discharging its duties hereunder and shall not be responsible for any misconduct on the part of any of them, and the Trustee may act and rely on the advice, opinion or report of any such expert or adviser and shall not be responsible for any loss occasioned by so acting and relying, unless such action was taken in bad faith or such action constitutes negligence or willful misconduct. Any counsel employed or consulted by the Trustee may, but need not be, solicitors of the Corporation.

48.

Trustee May Deal in Debentures

12.7  The Trustee may, in its personal or any other capacity, buy, sell, lend upon and deal in the Debentures and generally contract and enter into financial transactions with the Corporation or otherwise, without being liable to account for any profits made thereby.

Investment of Monies Held by Trustee

12.8  Unless otherwise provided in this indenture, any monies held by the Trustee which under the trusts of this indenture may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name of or under the control of the Trustee in securities in which, under the laws of the Province of Alberta, trustees are authorized to invest trust monies, provided that such securities are expressed to mature within two years after their purchase by the Trustee, and unless and until the Trustee shall have declared the principal and interest on the Debentures to be due and payable, the Trustee shall so invest such monies at the request of the Corporation.

Pending the investment of any monies as hereinafter provided, such monies may be deposited in the name of the Trustee in any chartered bank of Canada or any other loan or trust company or financial institution authorized to accept deposits under the laws of Canada or any Province thereof at the rate of interest then current on similar deposits.

Unless and until the Trustee shall have declared the principal and interest on the Debentures to be due and payable, the Trustee shall pay over to the Corporation all interest received by the Trustee in respect of any investments or deposits made pursuant to the provisions of this Section.

Trustee Not Ordinarily Bound

12.9  Except as provided in Subsection 8.2 and as otherwise specifically provided herein, the Trustee shall not, subject to Subsection 13.2, be bound to give notice to any person of the execution hereof, nor to do, observe or perform or see to the observance or performance by the Corporation of any of the obligations herein imposed upon the Corporation or of the covenants on the part of the Corporation herein contained, nor in any way to supervise or interfere with the conduct of the Corporation’s business, unless the Trustee shall have been required to do so in writing by the holders of not less than twenty five (25%) per cent of the aggregate principal amount of the Debentures then outstanding or by any extraordinary resolution of the Debentureholders passed in accordance with the provisions contained in Section 11, and then only after it shall have been indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

49.

Trustee Not Required to Give Security

12.10  The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this indenture or otherwise in respect of the premises.

Trustee Not to Be Appointed Receiver

12.11  The Trustee and any person related to the Trustee shall not be appointed a receiver or receiver and manager or liquidator of all or any part of the assets or undertaking of the Corporation.

Trustee Not Bound to Act on Corporation’s Request

12.12  Except as in this indenture otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of the Corporation or of the directors until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

Conditions Precedent to Trustee’s Obligations to Act Hereunder

12.13  The obligation of the Trustee to commence or continue any act or proceeding for the purpose of enforcing the rights of the Trustee and of the Debentureholders hereunder shall be conditional upon the Debentureholders furnishing, when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

None of the provisions contained in this indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

50.

The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Debentureholders at whose instance it is acting to deposit with the Trustee the Debentures held by them for which Debentures the Trustee shall issue receipts.

Acceptance of Trust

12.14 The Trustee hereby accepts the trusts in this indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Debentureholders, subject to all the terms and conditions herein set forth.

Protection of Trustee

12.15 By way of supplement to the provisions of any law for the time being relating to trustees, it is expressly declared and agreed as follows:

12.15.1	the Trustee and its directors, officers, agents and employees will at all times be indemnified and saved harmless by the Corporation from and against all claims, demands, losses, actions, causes of actions, costs, charges, expenses, damages and liabilities whatsoever arising in connection with this indenture, including without limitation, those arising out of or related to actions taken or omitted to be taken by the Trustee contemplated hereby, legal fees and disbursements on a solicitor and client basis, and costs and expenses incurred in connection with the enforcement of this indemnity, which the Trustee may suffer or incur, whether at law or in equity, in any way caused by or arising, directly or indirectly, in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of its duties as Trustee and including any deed, matter or thing in relation to the execution of its duties as Trustee and including any deed, matter or thing in relation to the registration, perfection, release or discharge of security. The foregoing provisions of this section do not apply to the extent that in any circumstances there has been a failure by the Trustee or its employees or agents to act honestly and in good faith or where the Trustee or its employees or agents have acted with gross negligence or in willful disregard to the Trustee's obligations hereunder. It is understood and agreed that this indemnification shall survive the termination of this indenture or the resignation of the Trustee;

12.15.2	the Trustee shall not be liable for or by reason of any statements of fact or recitals in this indenture or in the Debentures (except the representation contained in Subsection 12.4 and in the certificate of the Trustee on the Debentures) or required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Corporation;

51.

12.15.3	nothing herein contained shall impose any obligation on the Trustee to see to or to require evidence of the registration or filing (or renewal thereof) of this indenture or any instrument ancillary or supplemental thereto;

12.15.4	the Trustee shall not be bound to give notice to any person or persons of the execution hereof; and

12.15.5	the Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Corporation of any of the covenants herein contained or of any acts of any directors, officers, employees, trustees, servants or agents of the Corporation.

SECTION 13   - SUPPLEMENTAL INDENTURES

Supplemental Indentures

13.1  From time to time the Trustee and, when authorized by a resolution of the directors, the Corporation may, and they shall, when required by this indenture, execute, acknowledge and deliver by their proper officers, deeds or indentures supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

13.1.1	adding to the covenants of the Corporation herein contained for the protection of the holders of the Debentures and/or providing for Events of Default in addition to those herein specified;

13.1.2	making such provisions not inconsistent with this indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Deben-tures which do not affect the substance thereof and which, in the opinion of the Trustee's counsel, it may be expedient to make, provided that the Trustee's counsel shall be of the opinion that such provisions and modifications will not be prejudicial to the interests of the Debentureholders;

13.1.3	evidencing the succession, or successive successions, of other corporations to the Corporation and the covenants of and obligations assumed by any such successor in accordance with the provisions of this indenture;

52.

13.1.4	giving effect to any extraordinary resolution passed as provided in Section 11; and

13.1.5	for any other purpose not inconsistent with the terms of this indenture.

The Trustee may also, without the consent or concurrence of the Debentureholders, by supplemental indenture or otherwise, concur with the Corporation in making any changes or corrections in this indenture which it shall have been advised by Counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provisions or clerical omissions or mistakes or manifest errors contained herein or in any deed or indenture supplemental or ancillary hereto, provided that in the opinion of the Trustee the rights of the Trustee and of the Debentureholders are in no way affected thereby.

SECTION 14 - EXECUTION AND FORMAL DATE

Execution

14.1  This indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

Formal Date

14.2  For the purpose of convenience, this indenture may be referred to as bearing formal date of June 15, 2003, irrespective of the actual date of execution hereof.

IN WITNESS WHEREOF the parties hereto have executed these presents.

53.

SCHEDULE

To the annexed indenture dated as of _____________________________ between Poly-Pacific International Inc. and Computershare Trust Company of Canada as Trustee

(Form of Debenture)

POLY-PACIFIC INTERNATIONAL INC.
(Incorporated under the laws of Alberta)

No. ______________________                                                         $_____________________

10% CONVERTIBLE DEBENTURE

Due _________________________

Poly-Pacific International Inc. (hereinafter referred to as the “Corporation”) for value received hereby promises to pay to the registered holder hereof on __________________________________, or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture hereinafter mentioned, on presentation and surrender of this Debenture, the sum of ____________________________________________________ ($_________________) Dollars in lawful money of Canada at Calgary, Alberta and to pay interest on the principal amount hereof at the rate of 10% per annum from the date hereof, in like money, calculated and payable after as well as before maturity, default and judgment (with interest on overdue interest at the said rate) semi-annually on _________________ and _________________________ in each year, the first of such payments to fall due on _______________________.

This Debenture is one of the 10% Convertible Debenture (herein referred to as the “Debenture”) in the aggregate principal amount of up to _____________________ ($________________) DOLLARS in lawful money of Canada issued under an Indenture (herein referred to as the “Indenture”) dated as of _______________________, and made between the Corporation and the Trustee, to which Indenture and all instruments supplemental thereto or in implementation thereof reference is hereby made for a description of the rights of the holders of the said Debenture, of the Corporation and of the Trustee and of the terms and conditions upon which the Debenture is issued and held, all to the same effect as if the provisions of the Indenture and such instruments supplemental thereto or in implementation thereof were herein set forth, to all of which provisions the holder of this Debenture, by acceptance hereof, assents.

          The Debenture is issuable as fully registered Debenture in minimum denominations of One Thousand ($1,000.00) Dollars. The Debenture of any authorized denomination may be exchanged, as provided in the Indenture, for Debenture of an equal aggregate principal amount in any other authorized denomination or denominations.

This Debenture is convertible, at the option of the holder hereof, upon surrender of this Debenture at the principal office of the Trustee in the City of Calgary at any time up to the close of business on ________________________________, or on the business day immediately preceding the date specified for redemption of this Debenture, whichever is earlier, into fully paid and non-assessable Shares without par value in the capital of the Corporation, as presently constituted at the Conversion Price, all subject to the terms and conditions and in the manner set forth in the Indenture. The Indenture makes provision for the adjustment of the Conversion Price in the events therein specified.

This Debenture and all other debentures now or hereafter certified and issued under the Indenture are secured equally and rateably by the Indenture which constitutes in favour of the Trustee a security interest in Collateral of the Corporation as that term is defined in the Indenture in the manner and subject to the limitations set forth in the Indenture.

This Debenture may be redeemed at the option of the Corporation on the terms and conditions set out in the Indenture at the redemption prices therein set out.

The principal hereof is repayable on ______________________________, in the manner, with the effect and at the time set forth in the Indenture.

The Indenture contains provisions for the holding of meetings of Debentureholders and rendering resolutions passed at such meetings and instruments in writing signed by the holders of a specified majority of the Debenture outstanding binding upon all Debentureholders, subject to the provisions of the Indenture.

This Debenture may only be transferred, upon compliance with the conditions prescribed in the Indenture, on the register to be kept at the offices of the Trustee in the City of Calgary and at such other place or places, if any, and/or by such other registrar or registrars, if any, as the Corporation with the approval of the Trustee may designate, by the registered holder hereof or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, and upon compliance with such reasonable requirements as the Trustee and/or other registrar may prescribe.

This Debenture shall not become obligatory for any purpose until it shall have been certified by the Trustee under the Indenture.

IN WITNESS WHEREOF Poly-Pacific International Inc. has caused its corporate seal to be hereunto affixed and this Debenture to be signed by President of the Corporation this _________________________________________________________.

POLY-PACIFIC INTERNATIONAL INC.

per

per

(Form of Trustee’s Certificate)

This Debenture is one of the 10% Convertible Debenture referred to in the Indenture within mentioned.

COMPUTERSHARE TRUST COMPANY OF CANADA

per

(Form of Registration Panel)

(No writing on this panel except

by the Trustee or other Registrar)

Date of Registration	In Whose Name Registered	Signature of Trustee or Other Registrar

Transfer Form

FOR VALUE RECEIVED the undersigned sells, assigns and transfers unto _____________________________________________________________________ the within Debenture (which is in the principal amount of not less than $1,000.00) of Poly-Pacific International Inc. and hereby irrevocably constitutes and appoints ________________________________________________________________________
________________________________________________________________________

Attorney to transfer the said Debenture on the registers of the 10% Convertible Debenture due ________________________________, of the said Corporation, with full power of substitution in the premises.

______________________________  _____________________________
(Signature of Transferor)        (Signature of Guarantor)

Dated: ________________________

Note:
1.
THE SIGNATURE TO THIS TRANSFER FORM MUST CORRESPOND WITH THE NAME AS RECORDED ON THE DEBENTURE IN EVERY PARTICULAR WITHOUT ALTERATION, ENLARGEMENT OR CHANGE WHATSOEVER. THE SIGNATURE OF THE PERSON EXECUTING THIS TRANSFER MUST BE GUARANTEED BY A SCHEDULE A CANADIAN CHARTERED BANK, CANADIAN TRUST COMPANY OR A MEMBER OF A RECOGNIZED MEDALLION GUARANTEE PROGRAM*.

2.
WHERE THIS TRANSFER FORM IS EXECUTED ON BEHALF OF A CORPORATION, PARTNERSHIP OR ASSOCIATION, OR BY AN AGENT, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR ANY PERSON ACTING IN A REPRESENTATIVE CAPACITY, THE TRANSFER FORM MUST BE ACCOMPANIED BY SATISFACTORY EVIDENCE OF THE REPRESENTATIVE'S AUTHORITY TO ACT.

*1.	The guarantor must affix a stamp bearing the actual words: "signature guaranteed"

2.	Signature guarantees are not accepted from treasury branches or credit unions. Only Medallion signature guarantees are acceptable

3.	Signature guarantees in the United States are accepted from members of a recognized Medallion signature guarantee program only.

Conversion Form

To:	POLY-PACIFIC INTERNATIONAL INC. and COMPUTERSHARE TRUST COMPANY OF CANADA

The undersigned registered holder of the within Debenture hereby irrevocably elects to convert the said Debenture (or $_______________________ principal amount thereof) into Shares of Poly-Pacific International Inc. in accordance with the terms of the Indenture referred to in said Debenture and directs that the Shares issuable and deliverable upon the conversion be issued and delivered to the person indicated below.

*	If less than the full principal amount of the within Debenture is to be converted, indicate in the space provided the principal amount (which must be a minimum of $1,000.00) to be converted.

Dated
(Signature of Registered Holder)

Name	(Signature of Registered Holder)

If Common Shares are to be issued in the name of a person other than the holder, the signature must be guaranteed by a chartered bank or by a trust company.

Address

City and Province

Postal Code	(Signature of Guarantor)

Fax No.

(Print name in which Common Shares issued on conversion are to be issued, delivered and registered.)